As filed with the Securities and Exchange Commission on January 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	98-0573252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24 North Main Street

Pennington, NJ 08534

3565 General Atomics Court, Suite 100

San Diego, CA 92121

(855) 662-6732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. O’Connor

President and Chief Executive Officer

OncoSec Medical Incorporated

24 North Main Street

Pennington, NJ 08534

(855) 662-6732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew W. Mamak, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

(212) 210-9400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-233447

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$7,004,417	$764.19

(1)	The registrant previously registered securities with a maximum aggregate offering price of $50,000,000 on a Registration Statement on Form S-3 (File No. 333-233447), initially filed on August 23, 2019, amended on June 23, 2020, and declared effective on June 26, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, (the “Securities Act”), an additional number of securities having a proposed maximum aggregate offering price of $7,004,417 is hereby registered. This amount represents no more than 20% of the maximum aggregate offering price of the unsold securities remaining under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that which was registered under such registration statements.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b), promulgated under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-233447), originally filed with the Commission by OncoSec Medical Incorporated (the “Registrant”) on August 23, 2019, amended on June 23, 2020, and declared effective on June 26, 2020 (the “Prior Registration Statement”). This Registration Statement is being filed for the sole purpose of registering additional securities of the same classes as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are hereby incorporated by reference.

The required opinions and consents are listed on the Exhibit Index set forth below and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Alston & Bird, LLP.

23.1	Consent of Mayer Hoffman McCann P.C.

23.2	Consent of Alston & Bird, LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3/A of OncoSec Medical Incorporated (Registration No. 333-233447), filed with the Securities and Exchange Commission on June 23, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pennington, State of New Jersey, on the 20th day of January 2021.

OncoSec Medical Incorporated

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor, J.D., President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel J. O’Connor	President, Chief Executive Officer and Director	January 20, 2021
Daniel J. O’Connor, J.D.	(Principal Executive Officer)

*	Principal Accounting Officer & Controller	January 20, 2021
Robert J. DelAversano	(Interim Principal Financial Officer)

*	Chair of the Board	January 20, 2021
Margaret Dalesandro, Ph.D.

*	Director	January 20, 2021
Dr. James DeMesa

*	Director	January 20, 2021
Joon Kim, J.D.

*	Director	January 20, 2021
Dr. Herbert Kim Lyerly

*	Director	January 20, 2021
Kevin R. Smith

*	Director	January 20, 2021
Robert E. Ward

*	Director	January 20, 2021
Dr. Yuhang Zhao

*	Director	January 20, 2021
Chao Zhou

*/s/ Daniel J. O’Connor
Attorney in Fact